                                                                   EXHIBIT 10.16



December 20, 2005

VIA HAND DELIVERY
PERSONAL AND CONFIDENTIAL

Mr. Paul B. Healy
210 West 90th Street, Apartment 7J
New York, NY 10024

         RE: RESIGNATION FROM HOLLINGER INTERNATIONAL INC.

Dear Paul:

You have advised Hollinger International Inc. (the "Company") of your resignation of employment, effective as of December 31, 2005 (the Effective Date"). Upon the execution of this Agreement, the Employment Agreement, dated as of January 26, 2005, between you and the Company will terminate and be of no further force or effect. In consideration of you providing consulting services to the Company for a period of nine months from the Effective Date, the Company desires to provide you with certain payments and benefits, as are described below. This letter sets forth the terms and conditions of your separation and the consideration to be given to you in connection therewith, the receipt and sufficiency of which the Company (together with its parent corporations, affiliates, past and present officers, directors, stockholders, agents, employees, publications, legal representatives, successors, and assigns, hereinafter collectively referred to as, the "Company") and you hereby acknowledge:

1.       EFFECT OF RESIGNATION

         As of the Effective Date, you will no longer be an employee of the Company. Except as otherwise agreed by the Company, you shall relinquish all titles, positions and authorities that you held during your employment, with respect to the Company and each and every subsidiary or affiliate of the Company with which you have held positions as an officer and/or director. You agree to provide execute any and all documents necessary to effect your resignation from all such positions. It is understood that there are some indirect subsidiaries of the Company with respect to which it may be difficult to affect a change in Board membership by the Effective Date. In such circumstances, you agree to remain as a member of the Board and to cooperate with the Company and each such subsidiary until such time as the Company determines it appropriate for you to resign from such position.

Paul B. Healy
December 20, 2005
Page 2


2.       EFFECTIVE DATE OF RESIGNATION:

         December 31, 2005 (the "Effective Date"). You shall continue to perform your regular duties and the attendant responsibilities and accountabilities until the Effective Date.

3.       SEPARATION BENEFITS:

         You have the right to receive a lump sum payment for any accrued, unused vacation time, reduced by all applicable taxes, regardless of whether you sign this agreement. Your separation will be considered voluntary for purposes of unemployment compensation and any pension rights you may have under the Company's plan(s). In consideration of your resignation, your full cooperation with the Company in the resolution and investigation of all remaining open issues relating to the Company and in executing such further documentation as is deemed reasonably necessary in the opinion of the Company and you to effect your separation; and your agreement to the terms of the Release and other obligations set forth below, we will grant you the following:

         o SALARY CONTINUATION. From the Effective Date until September 30, 2006 (the "Severance Period") you shall continue to receive your regular biweekly compensation, less all customary and applicable withholding.

         o BONUS PAYMENT. The Company shall pay you your target bonus for calendar year 2005, totaling Two Hundred Seventy Thousand Dollars ($270,000.00), and representing 75% of your 2005 base salary of $360,000.00. The Company shall make this payment as promptly as is reasonably practicable following the execution of this Agreement, and will endeavor to make the payment on or before December 30, 2005. Monies received under this provision shall be reduced by all applicable local, state and federal income tax withholding, payable upon the lapse of all applicable waiting periods herein.

         o STOCK OPTIONS. During the Severance Period, the Company agrees that any and all unvested and unexpired stock options that had been previously granted to you shall continue to vest in accordance with their vesting schedules, except that no event giving rise to an acceleration of vesting (such as a change in control) shall accelerate the vesting of any of your stock options. Your ability to exercise vested options shall expire thirty (30) days following the end of the Severance Period, unless otherwise agreed by the Company.

         o HEALTH AND DENTAL INSURANCE. If you so elect, the Company will continue to provide you, at company expense, with health and dental insurance at a level consistent with that provided to employees of the Company until September 30, 2006 unless you earlier attain insurance through a new job position. You agree to nootify the Company upon the event that you obtain replacement

Paul B. Healy
December 20, 2005
Page 3


         coverage. You will be responsible for the employee portion of the premiums for that period.

4.       CONSULTING:

         During the Severance Period, you agree to provide to the Company and its subsidiaries and affiliates, on an as-needed basis, consulting services relating to the Company's investor relations and corporate development activities. In requesting your services from time to time, the Company shall make reasonable efforts to accommodate your schedule and the requirements of your employer. The services that shall be required of you shall include, but not be limited to, assisting your successor in the assumption of your prior responsibilities, making introductions to investors and others as needed for a successful transition, and providing such additional reasonable assistance to ensure a smooth transition of responsibilities. The Company agrees to reimburse you for all reasonable out-of-pocket expenses associated with the provision of these consulting services to the Company, subject to the provision of detailed invoices for all expenses so incurred. The Company shall also provide to you such reasonable support services as you may require from time to time in connection with your consulting services.

         You agree to return to the Company any and all confidential and proprietary information you have acquired regarding the Company, including information about the Company's personnel, policies, publications, business practices, strategic plans, advertisers, customers, suppliers, distributors, readers, financial forecasts, production data, marketing techniques, promotional plans, and financial information, and to hold in the strictest confidence, except as required by applicable law, and not to disclose any of said information to anyone, and to refrain from making any statements or representations to any employee of the Company or to its customers, suppliers, competitors or the public at large which might disparage or have a detrimental effect on the Company's business, operations, public image, reputation or its relations with advertisers, customers, suppliers, employees, lenders, competitors, or other business associates.

5.       RETURN OF COMPANY PROPERTY:

         The Company agrees that you shall be entitled to retain any personal computing equipment provided to you by the Company, including any PCs and laptops, subject to the condition that the Company be permitted to remove from such equipment all proprietary software and documents. You may also retain the Blackberry provided to you by the Company, subject to the same condition set forth immediately above. All other property of the Company which you have in your possession including, but not limited to, all access cards, facility keys and credit cards, shall be returned to the Company by the Effective Date, except as otherwise agreed to between you and the Company.

Paul B. Healy
December 20, 2005
Page 4


6.       CONTINUATION OF INSURANCE:

         COBRA requires that, in certain cases, terminated employees be allowed to continue their medical and dental insurance beyond their separation date at their own expense. An explanation of your rights, if any, under this law will be sent to you under separate cover at a future date.

7.       RELEASE:

         You hereby agree (except for any vested benefits to which you are entitled under the Company's pension or 401(k) plans, including the anticipated March 2006 Company match with respect to your 401(k) Plan account, and any rights you may have under COBRA or other insurance policies the Company may have) to WAIVE any and all rights in connection with, and to fully RELEASE and forever discharge the

         Company from, any and all torts, contracts, claims, suits, actions, causes of action, demands, rights, damages, costs, expenses, attorneys fees, and compensation in any form whatsoever, whether now known or unknown, which you have (up through and including the date hereof) against the Company on account of or in any way growing out of your employment by the Company or your separation, including but not limited to, any and all claims for damages or injury to any entity, person, property or reputation arising there from, claims for wages, employment benefits, tort claims and claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance and any other federal, state or local law, statute, ordinance, guideline, regulation, order or common-law principle of any state relating to employment, employment contracts, wrongful discharge or any other matter.

         Release of Age Discrimination Claims. In further consideration of the promises made by the Company in this Agreement, you specifically release the Company from all claims or rights you may have as of the date you sign this Agreement arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sec. 621, et seq. You further agree that:

         (a) your waiver of rights under this release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 (OWBPA);

         (b)      you understand the terms of this release;

Paul B. Healy
December 20, 2005
Page 5


         (c) the consideration provided in Paragraph 3 represents consideration over and above that to which you otherwise would be entitled, that the consideration would not have been provided had you not signed this release, and that the consideration is in exchange for the signing of this release;

         (d) the Company is hereby advising you in writing to consult with your attorney prior to executing this release;

         (e) the Company is giving you a period of twenty-one days within which to consider this release;

         (f) following your execution of this release you have seven (7) days in which to revoke this release by written notice. To be effective, the revocation must be made in writing and delivered to and received by Pamela A. Davidson, Assistant Corporate Counsel, Hollinger International Publishing Inc., 350 North Orleans, 10 South, Chicago, Illinois 60654, no later than 4:00 p.m. on the seventh day after you execute this release. An attempted revocation not actually received by Ms. Davidson before the revocation deadline will not be effective; and

         (g) this entire Agreement shall be void and of no force and effect if you choose to so revoke, and if you choose not to so revoke this Agreement shall then become fully effective and enforceable.

         This Section does not waive rights or claims that may arise under the ADEA after the date you sign this Agreement. In addition, nothing in this agreement shall in any way affect your right to the indemnification and expense advancement to the extent provided by the Company's bylaws and Articles of Incorporation. Your right to such indemnification and advancement shall relate to, but not be limited to, your continuing cooperation with the Company, the Special Committee of the Company's Board of Directors, and governmental authorities.

9.       ACKNOWLEDGMENT; NO ADMISSION; CONFIDENTIALITY:

         You hereby represent and warrant that: (a) you have no pending claims against the Company with any municipal, state, federal or other governmental or non-governmental entity; and (b) you will not file any claims with respect to any events occurring on or before the date hereof. You also acknowledge and agree that by entering into this Agreement you can never make claim or demand upon or sue the Company for any reason whatsoever relating to anything that has happened through the date hereof.

         Both the Company and you acknowledge and agree that this Agreement does not constitute, is not intended to be, and shall not be construed, interpreted or treated in any respect as, an admission of liability or wrongdoing by either party for any

Paul B. Healy
December 20, 2005
Page 6


         purpose whatsoever. Further, each of us acknowledge and agree that there has been no determination that either party has violated any federal, state or local law, statute, ordinance, guideline, regulation, order or common-law principle.

10.      CONTINUING OBLIGATIONS:

         Should you damage the reputation, good will or competitive position of the Company, or if you cause, directly or indirectly, any other key executive employee of the Company to terminate his or her employment with the Company (except that you shall be permitted to respond to unsolicited requests for references), then the Company will be entitled to reimbursement from you of the full amount of separation pay and other compensation that you have received under this Agreement through the date of such action by you, and the Company will also be entitled to obtain injunctive relief against your continuing any such action.

         You also understand and agree that in the event you, your heirs, spouse, family members, executors, or administrators attempt to institute or do institute any charge, claim, suit or action against the Company in violation of this Agreement, you shall be obligated, as an express condition of bringing such action, to tender back to the Company the full amount of separation pay and other compensation that you have received under this Agreement; and you further agree that you will pay all of the Company's costs, expenses and fees of defending against such action, including among other things, reasonable attorney's fees. This paragraph does not grant you an option to return the money and institute an action. Instead this paragraph merely creates an additional term and condition precedent to bringing an action regardless of the fact that such action is expressly barred by this Agreement, and is without merit.

         Should you breach any other term of this Agreement, including but not limited to filing any claim which you have agreed to release and waive under this Agreement or breaching any of the provisions of this Agreement, the Company will be entitled to recover damages for such breach and also to obtain injunctive relief against further breach by you.

         If the Company or you at any time believe that the other party has breached any term of this Agreement, the party claiming a breach shall promptly notify the other of the specific basis for that belief, and the other party will have a period of ten (10) days within which to cure any breach (if cure is possible) or to otherwise respond to the claim of breach.

Paul B. Healy
December 20, 2005
Page 7


11.      ARBITRATION OF DISPUTES; PAYMENT OF EXPENSES:

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration proceedings conducted in accordance with the commercial rules of the American Arbitration Association ("AAA") as then in effect. Any arbitration shall be held in Chicago, Illinois. The arbitrator shall be selected by joint agreement of the Company and you, but if such agreement is not reached within seven (7) days of the date of the request for arbitration, the selection shall be made by the AAA in accordance with its commercial rules. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. The costs and expenses of the arbitrator and all costs and expenses of experts, attorneys, witnesses and other parties reasonably incurred by the prevailing party shall be borne by the party that does not prevail in such arbitration or in any court proceeding relating to enforcement of this Agreement.

         The existence and execution of this Agreement shall not be considered, and shall not be admissible in any proceeding, as an admission by the Company of any liability, error, violation or omission. You acknowledge that nothing contained in this Agreement or any other agreement or instrument delivered by the Company to you shall constitute an admission that the Company is in any way liable to you or has in any way violated any law. You further acknowledge that no precedent, practice, policy or usage shall be established by this Agreement or the Company's offer of benefits herein.

12.      GOVERNING LAW:

         This Agreement shall be governed by the laws of the State of New York

Paul B. Healy
December 20, 2005
Page 8


13.      ACKNOWLEDGMENT/REVOCATION:

         You hereby acknowledge (a) that the Company has given you a period of at least twenty one (21) days in which to review and consider this Agreement; (b) that the Company has advised, and does hereby in writing advise, you to consult with an attorney before signing this Agreement;
         (c) that you have read this Agreement in its entirety; (d) that you have had at least twenty one (21) days in which to confer with your own attorney for assistance and advice concerning this Agreement; (e) that you understand the terms of this Agreement; (f) that you understand that the terms of this Agreement are legally enforceable; (g) that you have entered into this Agreement freely, voluntarily, knowingly and willingly and were in no manner coerced into signing it; (h) that neither this Agreement nor the discussion and negotiation leading to it are or were, in any manner, discriminatory; (i) that you were, and hereby are, encouraged to discuss any questions, problems, or issues concerning this Agreement with the Company BEFORE signing it; (j) that you are waiving rights and claims you may have in exchange for consideration in addition to things of value to which you are already entitled; and (k) that after signing this Agreement you have a period of seven (7) days in which to revoke your agreement, however, any such revocation must be in writing and must be addressed to Pamela A. Davidson, Assistant Corporate Counsel, Hollinger International, 350 North Orleans, 10 South, Chicago, Illinois 60654.

Paul, please indicate your understanding and acceptance of this Agreement by executing both copies below, and retaining one fully executed original for your files and returning one fully executed original to me.

                                              Very truly yours,

                                              HOLLINGER INTERNATIONAL INC.



                                              By:
                                                 -------------------------------
                                                Gordon Paris, Chairman and CEO


I hereby accept the terms of this Agreement and agree to abide by the provisions hereof:


--------------------------
Paul B. Healy

                                              Dated:
                                                    ----------------------------